Exhibit 99.1

Keane Announces Agreement to Acquire RockPile Energy Services

HOUSTON, Texas (May 18, 2017) - Keane Group, Inc. (“Keane”) announced that it has entered into an agreement to acquire RockPile Energy Services, LLC (“RockPile”), a provider of high-quality completion services. Once completed, the transaction will result in an increase in the size of Keane’s fleet, one of the largest and most modern pressure pumping fleets in the United States, by 26% with approximately 1.2 million total hydraulic fracturing horsepower strategically located across the most prolific U.S. shale basins.

Under the terms of the agreement, Keane will acquire all issued and outstanding shares of RockPile in a cash and stock transaction. Fixed cash and stock consideration, based on the current trading price of Keane’s common stock and subject to certain purchase price adjustments, is approximately $284.5 million, comprised of (i) $135 million in cash, (ii) approximately 8.7 million shares of Keane’s common stock and (iii) approximately $26.5 million for capital expenditures (including $9 million in deposits previously paid by RockPile and to be reimbursed by Keane at closing) for 30,000 previously ordered hydraulic fracturing horsepower. The new horsepower is expected to be delivered and deployed to the Bakken in the fourth quarter of 2017 under a dedicated agreement with an existing customer.

The $135 million cash component of the acquisition, the $9 million capital expenditure reimbursement and fees and expenses will be funded with $135 million of additional term loans, together with cash from Keane’s balance sheet. The remaining $17.5 million of the $26.5 million total capital expenditures for the new horsepower will be funded by operating cash flow throughout the build cycle.

Further, subject to certain conditions, the agreement includes contingent consideration of up to $20 million (or $2.30 per share of common stock issued to the sellers in the transaction) through a contingent value right if the trading price of Keane’s common stock is less than $19.00 a share during a trading period ending on the nine-month maturity date of the right.

The acquisition is expected to be completed by July 31, 2017, subject to standard regulatory approvals and satisfaction of customary closing conditions.

RockPile Operations Overview

Founded in 2011, RockPile is an integrated provider of high-quality completions services, primarily providing hydraulic fracturing solutions with integrated wireline in the prolific Bakken and Permian basins. The company also provides workover and remedial well service and cementing. RockPile owns 245,000 hydraulic fracturing horsepower, 8 wireline trucks, 12 workover rigs and 10 cement units. RockPile’s completion assets are currently 100% utilized and deployed under market responsive agreements with high quality customers.

RockPile’s total fleet of 245,000 hydraulic fracturing horsepower includes 30,000 horsepower of Tier 4 units previously ordered by RockPile and scheduled for delivery in the fourth quarter of 2017. The company’s active hydraulic fracturing horsepower of 215,000 HHP is currently deployed approximately 50% each in the Bakken and the Permian.

Management Commentary

“We have always held RockPile in high regard due to their commitment to quality service in the field, their well-maintained assets and facilities, and the talent they have throughout their organization,” said James Stewart, Chairman and Chief Executive Officer of Keane. “We are excited to have the RockPile team join the Keane family and look forward to what we can accomplish together.”

“We look forward to joining Keane as our companies share common values and commitment to safety, service, technology and operational excellence,” said Curt Dacar, Chief Executive Officer of RockPile. “This transaction provides both our customers and employees with enhanced opportunities for growth and success.”

“We are very pleased to reach this agreement with an industry-leading team that has a reputation for best-in-class equipment, performance and safety,” said Jim Meneely, Partner of White Deer. “We are confident that we will continue to benefit through the combined growth of our businesses, as evidenced by White Deer retaining a material portion of consideration in the form of Keane stock. We envision a combined company that will set the standard for service quality and operational efficiency.”

“The strategic acquisition of RockPile is the outcome of Keane’s disciplined M&A strategy focusing on prudent growth through industry consolidation in a tightening services market,” said Greg Powell, President and Chief Financial Officer of Keane. “The combination allows Keane to further capitalize on the shifting industry fundamentals, where customers are increasingly focused on efficiency and high-quality execution at a time when we have line of sight into full utilization of our completion assets by the end of the year. We are acquiring for approximately $1,000 per horsepower - in line with newbuild cost - for a fully utilized completions platform with customers, talent, facilities and cash flow that is complementary to our existing service offerings.”

Conference Call

Keane will host a conference call on May 19, 2017, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss the transaction. Hosting the call will be James C. Stewart, Chairman and Chief Executive Officer and Greg L. Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208 or, for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921 or, for international callers (412) 317-6671. The passcode for the replay is 13662940. The replay will be available until June 2, 2017.

A copy of Keane’s prepared remarks will be posted prior to the call on Keane’s website under the Events and Presentation page at http://investors.keanegrp.com/events-and-presentations

About RockPile Energy Services

Headquartered in Denver, Colorado, RockPile Energy Services is a growth-oriented oil services company providing completions solutions to oil and gas exploration and production companies in the Williston and Permian Basins. RockPile’s unique suite of capabilities and technologies deliver improved well economics to clients operating in the most challenging basins in North America. The Company’s service offerings include hydraulic fracturing, cased hole wireline, ancillary pump services and workover rig services.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane’s primary service offerings include horizontal and vertical fracturing, wireline perforation and logging and engineered solutions, as well as other value-added service offerings. Keane owns approximately 944,000 hydraulic fracturing horsepower and 23 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S shale basins including the Permian, Bakken, Marcellus/Utica, and SCOOP/STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Keane Group, Inc.’s (“Keane” or the “Company”) current beliefs, expectations or intentions regarding future events, including statements about the proposed acquisition by Keane of RockPile Energy Services, LLC (“RockPile”) (the “proposed transaction”).  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.  The statements in this press release that are not historical statements, including statements regarding the expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction; capitalization and debt of Keane in connection with the proposed transaction, the combined company’s plans, objectives, future opportunities for the combined company and services, future financial performance and operating results and any other statements regarding Keane’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond Keane’s control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Keane and RockPile; the effects of the business combination of Keane and RockPile, including the combined company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; expected synergies and other benefits from the proposed transaction and the ability of Keane to realize such synergies and other benefits; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane’s and RockPile’s services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation; and ability to retain management and field personnel.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane’s Securities and Exchange (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K.  Keane’s filings may be obtained by contacting Keane or the SEC or through Keane’s web site at http://www.keanegrp.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.  Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Additional Information

Nothing in this press release shall constitute a solicitation to buy or an offer to sell shares of Keane’s common stock.

Contacts:

Investors
Marc Silverberg, ICR
marc.silverberg@icrinc.com

Media
Jake Malcynsky, ICR
jake.malcynsky@icrinc.com
203-682-8375

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